Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Monday, August 3, 2020

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Brett Krieg (918) 573-4614	Grace Scott (918) 573-1092

Williams Reports Second-Quarter 2020 Financial Results

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and six months ended June 30, 2020.

Strong 2Q 2020 results demonstrate stability and predictability of business; on track to meet 2020 guidance expectations

•	Net income of $303 million, resulting in net income of $0.25 per diluted share (EPS)

•	Adjusted EBITDA of $1.24 billion for the quarter and $2.502 billion year to date, up slightly for the year

•	Excluding non-cash deferred revenue step down, 2Q 20 Adjusted EBITDA is up $31 million or 2.5%

•	Cash flow from operations of $1.143 billion, up 7% over 2Q 19

•	Debt-to-Adjusted EBITDA improved by 0.12x to 4.31x since 2Q 19

•	Continuing to generate excess cash flow - DCF exceeds dividends and growth capital

Natural gas focused strategy, built for long haul, yields outstanding performance; natural gas market fundamentals and demand remain solid

•	Transmission & Gulf of Mexico segment up 4% in Modified EBITDA and 2% in Adjusted EBITDA year-to-date 2020 vs. year-to-date 2019

•	Stable and reliable customer base of utilities, power plants, LNG facilities and industrial plants supports firm-committed capacity on demand-pull regulated pipelines

•	Northeast G&P segment up 23% in Modified EBITDA and 18% in Adjusted EBITDA year-to-date 2020 vs. year-to-date 2019; gathering volumes up 7% over 2Q 19

•	Diversified gas gathering business linked directly to wellheads in premier basins provides advantaged position

•	Strong business performance driven by steady natural gas demand

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

"We’ve built a business that is steady and predictable, and this quarter was a chance to show just how durable this business can be against a number of headwinds. Even with the significant and unexpected disruptions caused by geopolitical oil disputes, the COVID-19 pandemic and a tropical storm, our earnings remained consistent with our projections, largely due to the stability of our natural gas-focused business, our minimal exposure to commodity price volatility, and our proactive cost reductions instituted last year. We are pleased with our business performance to date and are confident in our ability to achieve 2020 guidance expectations and continued free cash flow.

"Williams’ employees continue to do their part to ensure the safe and reliable delivery of natural gas to America’s cities and communities, ensuring energy stability in these uncertain times. These efforts are frequently overlooked by the general public as we often take for granted the highly reliable and safe energy infrastructure that enables our everyday lives and jobs. I remain extremely proud of our employees for their steadfast efforts to keep our operations running smoothly while also going the extra mile to keep themselves and their coworkers healthy.

"Overall demand for natural gas has proved resilient, and we continue to successfully execute on a number of critical expansion projects along our Transco pipeline, in the Northeast G&P and in the Deepwater Gulf of Mexico. We remain bullish on natural gas demand growth because we recognize the critical role natural gas plays in a clean energy economy. Thanks to this clean energy resource, the U.S. continues to see significant reductions in CO2 emissions, lower consumer utility bills and enhanced opportunities for investment in renewable energy. Given Williams’ unrivaled portfolio of assets, there is perhaps no other natural gas company better positioned to meet the dual challenge of serving increasing U.S. demand for energy while advancing the transition to a low-carbon future with immediate, practical solutions that are available now."

Williams Summary Financial Information	2Q				YTD
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income (loss) amounts are attributable to The Williams Companies, Inc. available to common stockholders.	2020		2019		2020		2019

GAAP Measures
Net Income (Loss)	$303		$310			($215)	$504
Net Income (Loss) Per Share	$0.25		$0.26			($0.18)	$0.41
Cash Flow From Operations	$1,143		$1,069			$1,930	$1,844

Non-GAAP Measures (1)
Adjusted EBITDA	$1,240		$1,241			$2,502	$2,457
Adjusted Income	$305		$313			$618	$586
Adjusted Income Per Share	$0.25		$0.26			$0.51	$0.48
Distributable Cash Flow	$797		$867			$1,658	$1,647
Dividend Coverage Ratio	1.64	x	1.88	x	1.71	x	1.79	x

Other
Debt-to-Adjusted EBITDA at Quarter End	4.31	x	4.43	x
Capital Investments (2) (3)	$363		$702			$647	$1,219

(1) Schedules reconciling adjusted income from continuing operations, Adjusted EBITDA, Distributable Cash Flow and Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) YTD 2019 excludes $727 million (net of cash acquired) for the purchase of the remaining 38% of UEOM as this amount was provided for at the close of the Northeast JV by our JV partner, CPPIB, in June 2019.

(3) Capital Investments includes increases to property, plant, and equipment, purchases of businesses, net of cash acquired, and purchases of and contributions to equity-method investments.

GAAP Measures

•
Second-quarter 2020 net income decreased slightly compared to the prior year. Service revenues decreased slightly as increases from Transco’s expansion projects and recent rate case and growth in our Northeast JV, were offset by decreases in non-cash deferred revenue at Gulfstar One and the Barnett, as well as the termination of Barnett minimum volume commitments (MVCs) in 2019.

•
Second-quarter 2020 net income benefited from significantly lower operating and administrative costs, including reduced employee costs from cost-savings initiatives and the absence of prior year severance charges, as well as higher equity earnings from our Northeast G&P investments.

•	Last year’s second-quarter net income also included a $122 million gain on the sale of our Jackalope investment, and impairments totaling $64 million.

•
Similar to the second quarter comparison, year-to-date service revenues also declined slightly as increases from Transco’s expansion projects and recent rate case and growth in our Northeast JV, were offset by decreases in non-cash deferred revenue recognition at Gulfstar One and the Barnett, as well as the termination of the Barnett MVCs in 2019. Commodity margins also declined, driven by lower NGL prices and volumes.

•
Also similar to the second quarter comparison, year-to-date 2020 net income benefited from significantly lower operating and administrative costs, including reduced employee costs from cost-savings initiatives and the absence of prior year severance charges, as well as higher equity earnings from our Northeast G&P investments.

•
The year-to-date change was also significantly impacted by first-quarter 2020 impairments of equity-method investments and goodwill, which resulted in a total $1.2 billion pre-tax charge, of which $65 million was attributable to noncontrolling interests. The 2019 year-to-date period included impairments of assets and equity-method investments totaling $148 million and a $122 million gain on the sale of Jackalope.

•	The year-to-date provision for income taxes changed favorably by $254 million primarily due to the change in pre-tax earnings.

Non-GAAP Measures

•
Adjusted EBITDA for the quarter was consistent with the prior year as increased service revenues from Transco’s expansion projects and rate case, growth in our Northeast JV, lower operating costs and higher contributions from our Northeast G&P investments were offset by decreases in non-cash deferred revenue recognition at Gulfstar One and in the Barnett, along with the absence of Barnett MVCs.

•
Year-to-date Adjusted EBITDA improved driven by lower operating and administrative costs and higher contributions from our Northeast G&P investments, partially offset by lower commodity margins and lower service revenues.

•	Changes in Adjusted Income for the quarter and year-to-date periods were driven by the changes in Adjusted EBITDA, as well as higher provisions for income taxes.

•
Although second-quarter 2020 Adjusted EBITDA was consistent with the prior year, DCF is lower due primarily to the absence of a prior year income tax refund. Additionally, lower maintenance capital more than offset increased distributions to noncontrolling interests. Year-to-date DCF is higher, reflecting increased Adjusted EBITDA and lower maintenance capital, partially offset by the absence of a prior year income tax refund and increased distributions to noncontrolling interests.

Business Segment Results & Form 10-Q

Williams' operations are comprised of the following reportable segments: Transmission & Gulf of Mexico, Northeast G&P, West and Other. For more information, see the company's second-quarter 2020 Form 10-Q.

	Quarter-To-Date						Year-To-Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	2Q 2020	2Q 2019	Change	2Q 2020	2Q 2019	Change	2020	2019	Change	2020	2019	Change
Transmission & Gulf of Mexico	$615	$590	$25	$617	$628	($11)	$1,277	$1,226	$51	$1,286	$1,264	$22
Northeast G&P	370	303	67	363	319	44	739	602	137	733	621	112
West	253	212	41	252	287	(35)	468	468	—	468	557	(89)
Other	8	7	1	8	7	1	15	3	12	15	15	—
Totals	$1,246	$1,112	$134	$1,240	$1,241	($1)	$2,499	$2,299	$200	$2,502	$2,457	$45

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.
Transmission & Gulf of Mexico

•
Second-quarter and year-to-date 2020 Modified and Adjusted EBITDA reflect decreased service revenues from lower deferred revenue amortization at Gulfstar One, and various temporary production shut-ins across the Gulf of Mexico related to oil prices, maintenance and Tropical Storm Cristobal, partially offset by Transco expansion projects placed in service and the benefit of Transco’s settled general rate case.

•
The comparative periods also benefited from lower operating and administrative costs and favorable changes in the amortization of regulatory assets and liabilities driven by the settlement terms of Transco’s general rate case.

•
Modified EBITDA for the comparative periods benefited from the absence of 2019 severance charges and the 2019 reversal of previously capitalized expenses, both of which are excluded from Adjusted EBITDA.

Northeast G&P

•
Second-quarter and year-to-date 2020 Modified and Adjusted EBITDA reflect increased service revenues due to higher gathering, processing and liquids handling volumes primarily from our Northeast JV. The year-to-date revenue comparison also benefited from the additional ownership in Utica East Ohio Midstream following the March 2019 acquisition and contribution to our Northeast JV.

•	Second-quarter Modified and Adjusted EBITDA benefited from cost reduction efforts.

•	Both comparative periods also reflect higher contributions from several equity-method investments including the Marcellus South system, Bradford system and Laurel Mountain.

•	Gross gathering volumes for second-quarter 2020, including 100% of operated equity-method investments, increased by 7% over the same period in 2019.

West

•
The changes in second-quarter and year-to-date 2020 Modified and Adjusted EBITDA reflect lower revenue in the Barnett driven by reduced recognition of non-cash deferred revenue and the second-quarter 2019 expiration of a contractual MVC period. The changes also include reduced employee costs from cost-savings initiatives and lower maintenance expenses.

•	Modified EBITDA also benefited from the absence of prior year impairment and severance charges, which are excluded from Adjusted EBITDA.

•
The quarterly period benefited from increased commodity margins as lower NGL margins compared to the prior-year period were more than offset by higher marketing margins driven by second-quarter 2020 NGL prices rebounding from first quarter 2020 lows. Year-to-date commodity margins were lower, driven by lower NGL margins reflecting lower prices and volumes.

2020 Financial Guidance

The company continues to expect 2020 Adjusted EBITDA toward the lower end of its previously stated range of between $4.95 billion and $5.25 billion. The company now expects 2020 growth capex of $1 billion to $1.2 billion, down from the original range of $1.1 billion to $1.3 billion. Also, the company now expects Distributable Cash Flow toward the midpoint of the original guidance range due primarily to lower maintenance capital expenditures as well as certain tax benefits expected in the second half of 2020.

Williams' Second-Quarter 2020 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams' second-quarter 2020 earnings presentation will be posted at www.williams.com. The company’s second-quarter 2020 earnings conference call and webcast with analysts and investors is scheduled for Tuesday, Aug. 4, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). A limited number of phone lines will be available at (866) 742-6614. International callers should dial (778) 560-2598. The conference ID is 7669696. A webcast link to the conference call is available at www.williams.com. A replay of the webcast will be available on the website for at least 90 days following the event.

About Williams

Williams (NYSE: WMB) is committed to being the leader in providing infrastructure that safely delivers natural gas products to reliably fuel the clean energy economy. Headquartered in Tulsa, Oklahoma, Williams is an industry-leading, investment grade C-Corp with operations across the natural gas value chain including gathering, processing, interstate transportation and storage of natural gas and natural gas liquids. With major positions in top U.S. supply basins, Williams connects the best supplies with the growing demand for clean energy. Williams owns and operates more than 30,000 miles of pipelines system wide – including Transco, the nation’s largest volume and fastest growing pipeline – and handles approximately 30 percent of the natural gas in the United States that is used every day for clean-power generation, heating and industrial use. www.williams.com

The Williams Companies, Inc.
Consolidated Statement of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Millions, except per-share amounts)
Revenues:
Service revenues	$1,446	$1,489	$2,920	$2,929
Service revenues – commodity consideration	25	56	53	120
Product sales	310	496	721	1,046
Total revenues	1,781	2,041	3,694	4,095
Costs and expenses:
Product costs	271	483	667	1,008
Processing commodity expenses	15	24	28	64
Operating and maintenance expenses	320	387	657	727
Depreciation and amortization expenses	430	424	859	840
Selling, general, and administrative expenses	127	152	240	280
Impairment of certain assets	—	64	—	76
Impairment of goodwill	—	—	187	—
Other (income) expense – net	6	9	13	41
Total costs and expenses	1,169	1,543	2,651	3,036
Operating income (loss)	612	498	1,043	1,059
Equity earnings (losses)	108	87	130	167
Impairment of equity-method investments	—	2	(938)	(72)
Other investing income (loss) – net	1	124	4	125
Interest incurred	(299)	(306)	(600)	(612)
Interest capitalized	5	10	10	20
Other income (expense) – net	5	7	9	18
Income (loss) before income taxes	432	422	(342)	705
Provision (benefit) for income taxes	117	98	(87)	167
Net income (loss)	315	324	(255)	538
Less: Net income (loss) attributable to noncontrolling interests	12	14	(41)	33
Net income (loss) attributable to The Williams Companies, Inc.	303	310	(214)	505
Preferred stock dividends	—	—	1	1
Net income (loss) available to common stockholders	$303	$310	$(215)	$504
Basic earnings (loss) per common share:
Net income (loss)	$.25	$.26	$(.18)	$.42
Weighted-average shares (thousands)	1,213,601	1,212,045	1,213,310	1,211,769
Diluted earnings (loss) per common share:
Net income (loss)	$.25	$.26	$(.18)	$.41
Weighted-average shares (thousands)	1,214,581	1,214,065	1,213,310	1,213,830

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	June 30, 2020	December 31, 2019
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$1,133	$289
Trade accounts and other receivables	917	1,002
Allowance for doubtful accounts	(10)	(6)
Trade accounts and other receivables – net	907	996
Inventories	134	125
Other current assets and deferred charges	164	170
Total current assets	2,338	1,580
Investments	5,155	6,235
Property, plant, and equipment	42,092	41,510
Accumulated depreciation and amortization	(12,955)	(12,310)
Property, plant, and equipment – net	29,137	29,200
Intangible assets – net of accumulated amortization	7,609	7,959
Regulatory assets, deferred charges, and other	1,104	1,066
Total assets	$45,343	$46,040
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$769	$552
Accrued liabilities	1,043	1,276
Long-term debt due within one year	626	2,140
Total current liabilities	2,438	3,968
Long-term debt	22,323	20,148
Deferred income tax liabilities	1,729	1,782
Regulatory liabilities, deferred income, and other	3,773	3,778
Contingent liabilities
Equity:
Stockholders’ equity:
Preferred stock	35	35
Common stock ($1 par value; 1,470 million shares authorized at June 30, 2020 and December 31, 2019; 1,248 million shares issued at June 30, 2020 and 1,247 million shares issued at December 31, 2019)	1,248	1,247
Capital in excess of par value	24,343	24,323
Retained deficit	(12,197)	(11,002)
Accumulated other comprehensive income (loss)	(176)	(199)
Treasury stock, at cost (35 million shares of common stock)	(1,041)	(1,041)
Total stockholders’ equity	12,212	13,363
Noncontrolling interests in consolidated subsidiaries	2,868	3,001
Total equity	15,080	16,364
Total liabilities and equity	$45,343	$46,040

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2020	2019
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$(255)	$538
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	859	840
Provision (benefit) for deferred income taxes	(59)	182
Equity (earnings) losses	(130)	(167)
Distributions from unconsolidated affiliates	323	327
Gain on disposition of equity-method investments	—	(122)
Impairment of goodwill	187	—
Impairment of equity-method investments	938	72
Impairment of certain assets	—	76
Amortization of stock-based awards	24	30
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	85	149
Inventories	(9)	4
Other current assets and deferred charges	(13)	(16)
Accounts payable	236	(98)
Accrued liabilities	(236)	70
Other, including changes in noncurrent assets and liabilities	(20)	(41)
Net cash provided (used) by operating activities	1,930	1,844
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	—	(4)
Proceeds from long-term debt	3,896	720
Payments of long-term debt	(3,226)	(868)
Proceeds from issuance of common stock	6	6
Proceeds from sale of partial interest in consolidated subsidiary	—	1,330
Common dividends paid	(971)	(921)
Dividends and distributions paid to noncontrolling interests	(98)	(68)
Contributions from noncontrolling interests	4	32
Payments for debt issuance costs	(17)	—
Other – net	(10)	(9)
Net cash provided (used) by financing activities	(416)	218
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(613)	(919)
Dispositions – net	(16)	(15)
Contributions in aid of construction	19	18
Purchases of businesses, net of cash acquired	—	(727)
Proceeds from dispositions of equity-method investments	—	485
Purchases of and contributions to equity-method investments	(66)	(242)
Other – net	6	(24)
Net cash provided (used) by investing activities	(670)	(1,424)
Increase (decrease) in cash and cash equivalents	844	638
Cash and cash equivalents at beginning of year	289	168
Cash and cash equivalents at end of period	$1,133	$806
_____________
(1) Increases to property, plant, and equipment	$(581)	$(977)
Changes in related accounts payable and accrued liabilities	(32)	58
Capital expenditures	$(613)	$(919)

Transmission & Gulf of Mexico
(UNAUDITED)
	2019					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Regulated interstate natural gas transportation, storage, and other revenues (1)	$658	$650	$682	$690	$2,680	$692	$676	$1,368
Gathering, processing, and transportation revenues	128	121	117	113	479	99	78	177
Other fee revenues (1)	3	5	3	4	15	4	5	9
Commodity margins	8	7	6	4	25	3	1	4
Operating and administrative costs (1)	(197)	(230)	(209)	(242)	(878)	(184)	(189)	(373)
Other segment income (expenses) - net	(6)	(7)	22	22	31	4	2	6
Impairment of certain assets (2)	—	—	—	(354)	(354)	—	—	—
Proportional Modified EBITDA of equity-method investments	42	44	44	47	177	44	42	86
Modified EBITDA	636	590	665	284	2,175	662	615	1,277
Adjustments	—	38	15	359	412	7	2	9
Adjusted EBITDA	$636	$628	$680	$643	$2,587	$669	$617	$1,286

Statistics for Operated Assets
Natural Gas Transmission
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (Tbtu)	13.2	12.2	13.2	13.3	13.0	13.8	12.0	12.9
Avg. daily firm reserved capacity (Tbtu)	17.1	17.0	17.3	17.5	17.2	17.7	17.5	17.6
Northwest Pipeline LLC
Avg. daily transportation volumes (Tbtu)	2.7	2.0	1.9	2.7	2.3	2.6	1.9	2.3
Avg. daily firm reserved capacity (Tbtu)	3.1	3.0	3.0	3.0	3.0	3.0	3.0	3.0
Gulfstream - Non-consolidated
Avg. daily transportation volumes (Tbtu)	1.1	1.3	1.3	1.2	1.2	1.2	1.2	1.2
Avg. daily firm reserved capacity (Tbtu)	1.3	1.3	1.3	1.3	1.3	1.3	1.3	1.3
Gathering, Processing, and Crude Oil Transportation
Consolidated (3)
Gathering volumes (Bcf/d)	0.25	0.25	0.22	0.29	0.25	0.30	0.23	0.26
Plant inlet natural gas volumes (Bcf/d)	0.53	0.55	0.50	0.58	0.54	0.58	0.50	0.54
NGL production (Mbbls/d)	36	33	27	31	32	32	25	28
NGL equity sales (Mbbls/d)	7	9	5	6	7	5	4	5
Crude oil transportation volumes (Mbbls/d)	146	136	128	135	136	138	92	115
Non-consolidated (4)
Gathering volumes (Bcf/d)	0.35	0.38	0.36	0.35	0.36	0.35	0.31	0.33
Plant inlet natural gas volumes (Bcf/d)	0.35	0.39	0.36	0.35	0.36	0.35	0.31	0.33
NGL production (Mbbls/d)	24	27	24	26	25	24	23	24
NGL equity sales (Mbbls/d)	7	8	6	5	6	5	8	7

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Our partners' $209 million share of the fourth-quarter 2019 impairment of the Constitution pipeline project is reflected outside of Modified EBITDA within Net loss attributable to noncontrolling interests.

(3) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(4) Includes 100% of the volumes associated with operated equity-method investments.

Northeast G&P
(UNAUDITED)
	2019					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Gathering, processing, transportation, and fractionation revenues	$239	$291	$310	$331	$1,171	$312	$308	$620
Other fee revenues (1)	23	21	23	24	91	25	25	50
Commodity margins	2	—	1	(1)	2	1	1	2
Operating and administrative costs (1)	(83)	(112)	(100)	(98)	(393)	(87)	(86)	(173)
Other segment income (expenses) - net	(4)	—	3	—	(1)	(2)	(4)	(6)
Impairment of certain assets	—	—	—	(10)	(10)	—	—	—
Proportional Modified EBITDA of equity-method investments	122	103	108	121	454	120	126	246
Modified EBITDA	299	303	345	367	1,314	369	370	739
Adjustments	3	16	(2)	10	27	1	(7)	(6)
Adjusted EBITDA	$302	$319	$343	$377	$1,341	$370	$363	$733

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.05	4.16	4.33	4.41	4.24	4.27	4.14	4.20
Plant inlet natural gas volumes (Bcf/d)	0.63	1.04	1.16	1.33	1.04	1.24	1.22	1.23
NGL production (Mbbls/d)	44	58	92	106	76	92	85	89
NGL equity sales (Mbbls/d)	4	3	3	2	3	2	2	2
Non-consolidated (3)
Gathering volumes (Bcf/d)	4.27	4.08	4.35	4.47	4.29	4.40	4.68	4.54

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated. The Northeast JV includes 100% of volumes handled by UEOM from the date of consolidation on March 18, 2019, but does not include volumes prior to that date as we did not operate UEOM.

(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and a portion of the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Volumes handled by Blue Racer Midstream (gathering and processing), which we do not operate, are not included.

West
(UNAUDITED)
	2019					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Gathering, processing, transportation, storage, and fractionation revenues	$344	$355	$307	$302	$1,308	$299	$297	$596
Other fee revenues (1)	7	6	6	4	23	6	13	19
Commodity margins	19	18	24	33	94	2	30	32
Operating and administrative costs (1)	(125)	(135)	(116)	(114)	(490)	(115)	(111)	(226)
Other segment income (expenses) - net	(3)	4	(5)	6	2	(5)	—	(5)
Impairment of certain assets	(12)	(64)	—	(24)	(100)	—	—	—
Proportional Modified EBITDA of equity-method investments	26	28	29	32	115	28	24	52
Modified EBITDA	256	212	245	239	952	215	253	468
Adjustments	14	75	(1)	24	112	1	(1)	—
Adjusted EBITDA	$270	$287	$244	$263	$1,064	$216	$252	$468

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	3.42	3.53	3.61	3.51	3.52	3.43	3.40	3.41
Plant inlet natural gas volumes (Bcf/d)	1.41	1.52	1.56	1.44	1.48	1.26	1.33	1.29
NGL production (Mbbls/d)	62	59	48	46	54	35	51	43
NGL equity sales (Mbbls/d)	27	28	17	17	22	12	25	18
Non-consolidated (3)
Gathering volumes (Bcf/d)	0.17	0.15	0.21	0.27	0.20	0.20	0.24	0.22
Plant inlet natural gas volumes (Bcf/d)	0.17	0.14	0.21	0.26	0.20	0.20	0.23	0.22
NGL production (Mbbls/d)	7	1	18	22	12	17	23	20
NGL and Crude Oil Transportation volumes (Mbbls/d) (4)	254	269	250	238	253	227	142	369

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Jackalope Gas Gathering System (sold in April 2019) and Rocky Mountain Midstream.
(4) Includes 100% of the volumes associated with operated equity-method investments, including the Overland Pass Pipeline Company and Rocky Mountain Midstream.

Capital Expenditures and Investments
(UNAUDITED)
	2019					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Capital expenditures:
Transmission & Gulf of Mexico	$204	$255	$543	$252	$1,254	$185	$181	$366
Northeast G&P	152	177	131	74	534	46	41	87
West	58	59	107	76	300	72	80	152
Other	8	6	5	2	21	3	5	8
Total (1)	$422	$497	$786	$404	$2,109	$306	$307	$613

Purchases of investments:
Transmission & Gulf of Mexico	$—	$12	$3	$1	$16	$1	$1	$2
Northeast G&P	47	61	34	63	205	27	30	57
West	52	70	82	28	232	2	5	7
Total	$99	$143	$119	$92	$453	$30	$36	$66

Summary:
Transmission & Gulf of Mexico	$204	$267	$546	$253	$1,270	$186	$182	$368
Northeast G&P	199	238	165	137	739	73	71	144
West	110	129	189	104	532	74	85	159
Other	8	6	5	2	21	3	5	8
Total	$521	$640	$905	$496	$2,562	$336	$343	$679

Capital investments:
Increases to property, plant, and equipment	$418	$559	$730	$316	$2,023	$254	$327	$581
Purchases of businesses, net of cash acquired	727	—	1	—	728	—	—	—
Purchases of investments	99	143	119	92	453	30	36	66
Total	$1,244	$702	$850	$408	$3,204	$284	$363	$647

(1) Increases to property, plant, and equipment	$418	$559	$730	$316	$2,023	$254	$327	$581
Changes in related accounts payable and accrued liabilities	4	(62)	56	88	86	52	(20)	32
Capital expenditures	$422	$497	$786	$404	$2,109	$306	$307	$613

Contributions from noncontrolling interests	$4	$28	$—	$4	$36	$2	$2	$4
Contributions in aid of construction	$10	$8	$7	$27	$52	$14	$5	$19
Proceeds from sale of businesses, net of cash divested	$(2)	$—	$—	$—	$(2)	$—	$—	$—
Proceeds from sale of partial interest in consolidated subsidiary	$—	$1,330	$—	$4	$1,334	$—	$—	$—
Proceeds from disposition of equity-method investments	$—	$485	$—	$—	$485	$—	$—	$—

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – Adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, distributable cash flow and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Distributable cash flow is defined as Adjusted EBITDA less maintenance capital expenditures, cash portion of net interest expense, income attributable to or dividends/ distributions paid to noncontrolling interests and cash income taxes, and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments. We also calculate the ratio of distributable cash flow to the total cash dividends paid (dividend coverage ratio). This measure reflects Williams’ distributable cash flow relative to its actual cash dividends paid.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither Adjusted EBITDA, adjusted income, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income
(UNAUDITED)
	2019					2020
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$194	$310	$220	$138	$862	$(518)	$303	$(215)

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.16	$.26	$.18	$.11	$.71	$(.43)	$.25	$(.18)
Adjustments:
Transmission & Gulf of Mexico
Constitution Pipeline project development costs	$—	$1	$1	$1	$3	$—	$—	$—
Northeast Supply Enhancement project development costs	—	—	—	—	—	—	3	3
Impairment of certain assets (2)	—	—	—	354	354	—	—	—
Pension plan settlement charge	—	—	—	—	—	4	1	5
Adjustment of Transco’s regulatory asset for post-WPZ Merger state deferred income tax change consistent with filed rate case	—	—	—	—	—	2	—	2
Benefit of change in employee benefit policy	—	—	—	—	—	—	(3)	(3)
Reversal of expenditures capitalized in prior years	—	15	—	1	16	—	—	—
Severance and related costs	—	22	14	3	39	1	1	2
Total Transmission & Gulf of Mexico adjustments	—	38	15	359	412	7	2	9
Northeast G&P
Expenses associated with new venture	3	6	1	—	10	—	—	—
Share of early debt retirement gain at equity-method investment	—	—	—	—	—	—	(5)	(5)
Pension plan settlement charge	—	—	—	—	—	1	—	1
Impairment of certain assets	—	—	—	10	10	—	—	—
Severance and related costs	—	10	(3)	—	7	—	—	—
Benefit of change in employee benefit policy	—	—	—	—	—	—	(2)	(2)
Total Northeast G&P adjustments	3	16	(2)	10	27	1	(7)	(6)
West
Impairment of certain assets	12	64	—	24	100	—	—	—
Pension plan settlement charge	—	—	—	—	—	1	—	1
Benefit of change in employee benefit policy	—	—	—	—	—	—	(1)	(1)
Adjustment of gain on sale of Four Corners assets	2	—	—	—	2	—	—	—
Severance and related costs	—	11	(1)	—	10	—	—	—
Total West adjustments	14	75	(1)	24	112	1	(1)	—
Other
Adjustment of Transco’s regulatory asset for post-WPZ Merger state deferred income tax change consistent with filed rate case	12	—	—	—	12	—	—	—
Accrual for loss contingencies associated with former operations	—	—	9	(5)	4	—	—	—
Severance and related costs	—	—	—	1	1	—	—	—
Total Other adjustments	12	—	9	(4)	17	—	—	—
Adjustments included in Modified EBITDA	29	129	21	389	568	9	(6)	3

Adjustments below Modified EBITDA
Impairment of equity-method investments	74	(2)	114	—	186	938	—	938
Impairment of goodwill (2)	—	—	—	—	—	187	—	187
Share of impairment of goodwill at equity-method investment	—	—	—	—	—	78	—	78
Adjustment of gain on deconsolidation of certain Permian assets	2	—	—	—	2	—	—	—
Loss on deconsolidation of Constitution	—	—	—	27	27	—	—	—
Gain on sale of equity-method investments	—	(122)	—	—	(122)	—	—	—
Allocation of adjustments to noncontrolling interests	—	(1)	—	(210)	(211)	(65)	—	(65)
	76	(125)	114	(183)	(118)	1,138	—	1,138
Total adjustments	105	4	135	206	450	1,147	(6)	1,141
Less tax effect for above items	(26)	(1)	(34)	(51)	(112)	(316)	8	(308)

Adjusted income from continuing operations available to common stockholders	$273	$313	$321	$293	$1,200	$313	$305	$618
Adjusted income from continuing operations - diluted earnings per common share (1)	$.22	$.26	$.26	$.24	$.99	$.26	$.25	$.51
Weighted-average shares - diluted (thousands)	1,213,592	1,214,065	1,214,165	1,214,212	1,214,011	1,214,348	1,214,581	1,214,464
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) Our partners' $209 million share of the fourth-quarter 2019 impairment of the Constitution pipeline project and $65 million share of the first-quarter 2020 impairment of goodwill are reflected below in Allocation of adjustments to noncontrolling interests.

Reconciliation of Distributable Cash Flow (DCF)
(UNAUDITED)
	2019					2020
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

The Williams Companies, Inc.
Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable cash flow"

Net income (loss)	$214	$324	$242	$(66)	$714	$(570)	$315	$(255)
Provision (benefit) for income taxes	69	98	77	91	335	(204)	117	(87)
Interest expense	296	296	296	298	1,186	296	294	590
Equity (earnings) losses	(80)	(87)	(93)	(115)	(375)	(22)	(108)	(130)
Impairment of goodwill	—	—	—	—	—	187	—	187
Impairment of equity-method investments	74	(2)	114	—	186	938	—	938
Other investing (income) loss - net	(1)	(124)	(7)	25	(107)	(3)	(1)	(4)
Proportional Modified EBITDA of equity-method investments	190	175	181	200	746	192	192	384
Depreciation and amortization expenses	416	424	435	439	1,714	429	430	859
Accretion expense associated with asset retirement obligations for nonregulated operations	9	8	8	8	33	10	7	17
(Income) loss from discontinued operations, net of tax	—	—	—	15	15	—	—	—
Modified EBITDA	1,187	1,112	1,253	895	4,447	1,253	1,246	2,499
EBITDA adjustments	29	129	21	389	568	9	(6)	3
Adjusted EBITDA	1,216	1,241	1,274	1,284	5,015	1,262	1,240	2,502

Maintenance capital expenditures (1)	(93)	(130)	(128)	(113)	(464)	(52)	(83)	(135)
Preferred dividends	(1)	—	(1)	(1)	(3)	(1)	—	(1)
Net interest expense - cash portion (2)	(304)	(302)	(301)	(306)	(1,213)	(304)	(304)	(608)
Cash taxes	3	85	(2)	—	86	—	(2)	(2)
Dividends and distributions paid to noncontrolling interests	(41)	(27)	(20)	(36)	(124)	(44)	(54)	(98)
Distributable cash flow	$780	$867	$822	$828	$3,297	$861	$797	$1,658

Common dividends paid	$460	$461	$461	$460	$1,842	$485	$486	$971

Coverage ratios:
Distributable cash flow divided by Common dividends paid	1.70	1.88	1.78	1.80	1.79	1.78	1.64	1.71
Net income (loss) divided by Common dividends paid	0.47	0.70	0.52	(0.14)	0.39	(1.18)	0.65	(0.26)

(1) Includes proportionate share of maintenance capital expenditures of equity-method investments.
(2) Includes proportionate share of interest expense of equity-method investments.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2019					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Net income (loss)	$214	$324	$242	$(66)	$714	$(570)	$315	$(255)
Provision (benefit) for income taxes	69	98	77	91	335	(204)	117	(87)
Interest expense	296	296	296	298	1,186	296	294	590
Equity (earnings) losses	(80)	(87)	(93)	(115)	(375)	(22)	(108)	(130)
Impairment of goodwill	—	—	—	—	—	187	—	187
Impairment of equity-method investments	74	(2)	114	—	186	938	—	938
Other investing (income) loss - net	(1)	(124)	(7)	25	(107)	(3)	(1)	(4)
Proportional Modified EBITDA of equity-method investments	190	175	181	200	746	192	192	384
Depreciation and amortization expenses	416	424	435	439	1,714	429	430	859
Accretion expense associated with asset retirement obligations for nonregulated operations	9	8	8	8	33	10	7	17
(Income) loss from discontinued operations, net of tax	—	—	—	15	15	—	—	—
Modified EBITDA	$1,187	$1,112	$1,253	$895	$4,447	$1,253	$1,246	$2,499

Transmission & Gulf of Mexico	$636	$590	$665	$284	$2,175	$662	$615	$1,277
Northeast G&P	299	303	345	367	1,314	369	370	739
West	256	212	245	239	952	215	253	468
Other	(4)	7	(2)	5	6	7	8	15
Total Modified EBITDA	$1,187	$1,112	$1,253	$895	$4,447	$1,253	$1,246	$2,499

Adjustments included in Modified EBITDA (1):

Transmission & Gulf of Mexico	$—	$38	$15	$359	$412	$7	$2	$9
Northeast G&P	3	16	(2)	10	27	1	(7)	(6)
West	14	75	(1)	24	112	1	(1)	—
Other	12	—	9	(4)	17	—	—	—
Total Adjustments included in Modified EBITDA	$29	$129	$21	$389	$568	$9	$(6)	$3

Adjusted EBITDA:

Transmission & Gulf of Mexico	$636	$628	$680	$643	$2,587	$669	$617	$1,286
Northeast G&P	302	319	343	377	1,341	370	363	733
West	270	287	244	263	1,064	216	252	468
Other	8	7	7	1	23	7	8	15
Total Adjusted EBITDA	$1,216	$1,241	$1,274	$1,284	$5,015	$1,262	$1,240	$2,502

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income," which is also included in these materials.

Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable Cash Flow"

	2020 Guidance
(Dollars in millions, except per share amounts and coverage ratio)	Low	Mid	High

Net income (loss)	$304	$454	$604
Provision (benefit) for income taxes		134
Interest expense		1,180
Equity (earnings) losses		(450)
Share of impairment of goodwill at equity-method investment		78
Impairment of equity-method investments		938
Impairment of goodwill		187
Proportional Modified EBITDA of equity-method investments		820
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		1,750
Modified EBITDA	$4,941	$5,091	$5,241
EBITDA Adjustments (1)		9
Adjusted EBITDA	$4,950	$5,100	$5,250

Net interest expense - cash portion (2)		(1,215)
Maintenance capital expenditures (2)	(550)	(500)	(450)
Cash taxes		60
Dividends and distributions paid to noncontrolling interests and other		(195)
Distributable cash flow (DCF)	$3,050	$3,250	$3,450
--Distributable cash flow per share (3)	$2.50	$2.67	$2.83

Dividends paid		(1,950)
Excess cash available after dividends	$1,100	$1,300	$1,500

Dividend per share		$1.60

Coverage ratio (Distributable cash flow / Dividends paid)	1.56x	1.67x	1.77x

(1) See 1Q 2020 "Reconciliation of Income (Loss) Attributable to Williams to Adjusted Income" for additional details of adjustments
(2) Includes proportionate share of equity-method investments
(3) Distributable cash flow / diluted weighted-average common shares of 1,218 million

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Income Available to Common Stockholders

	2020 Guidance
(Dollars in millions, except per-share amounts)	Low	Mid	High

Net income (loss)	$304	$454	$604
Less: Net income (loss) attributable to noncontrolling interests & preferred dividends		(25)
Net income (loss) attributable to The Williams Companies, Inc. available to common stockholders	329	479	629

Adjustments:
Adjustments included in Modified EBITDA (1)		9
Adjustments below Modified EBITDA (1)		1,203
Allocation of adjustments to noncontrolling interests (1)		(65)
Total adjustments		1,147
Less tax effect for above items		(316)
Adjusted income available to common stockholders	$1,160	$1,310	$1,460
Adjusted diluted earnings per common share	$0.95	$1.08	$1.20
Weighted-average shares - diluted (millions)		1,218

(1) See 1Q 2020 "Reconciliation of Income (Loss) Attributable to Williams to Adjusted Income" for additional details of adjustments

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and its affiliates;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Expected in-service dates for capital projects;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids and crude oil prices, supply, and demand;

•	Demand for our services;

•	The impact of the novel coronavirus (COVID-19) pandemic.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies, market demand, and volatility of prices;

•	Development and rate of adoption of alternative energy sources;

•
The impact of existing and future laws and regulations, the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•	Our exposure to the credit risk of our customers and counterparties;

•
Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and to consummate asset sales on acceptable terms;

•	Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•	The strength and financial resources of our competitors and the effects of competition;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Whether we will be able to effectively execute our financing plan;

•	Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•	The physical and financial risks associated with climate change;

•	The impacts of operational and developmental hazards and unforeseen interruptions;

•	The risks resulting from outbreaks or other public health crises, including COVID-19;

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	Acts of terrorism, cybersecurity incidents, and related disruptions;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•	Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•
Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•
The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•	Changes in the current geopolitical situation;

•	Whether we are able to pay current and expected levels of dividends;

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 24, 2020, as supplemented by the disclosure in Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

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